Exhibit 99.1

Nuvation Bio Reports First Quarter 2022 Financial Results and Provides Business Update

NUV-422 on track for initiation of multiple Phase 1b combination and Phase 2 monotherapy cohorts by the end of 2022

First patient dosed in Phase 1 study of NUV-868 for the treatment of solid tumors

On track to select first clinical candidate from Drug-Drug Conjugate (DDC) Program by the end of 2022

NUV-569 and A2A programs deprioritized to focus on development of NUV-422, NUV-868, and DDC programs

Strong balance sheet with cash, cash equivalents and marketable securities of $737.7 million as of March 31, 2022

New York, May 9, 2022 – Nuvation Bio Inc. (NYSE: NUVB), a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates, today reported its financial results for the first quarter ended March 31, 2022, and provided a business update.

“We are encouraged by the important progress we have made so far this year across our pipeline of novel oncology therapeutic candidates for difficult-to-treat cancers. In the first quarter, we dosed the first patient in our Phase 1 study of NUV-868 in patients with advanced solid tumors and continued to advance our NUV-422 program across multiple tumor types, well positioning us to execute on multiple milestones later this year,” said David Hung, M.D., founder, president, and chief executive officer of Nuvation Bio. “We believe that our NUV-422, NUV-868, and DDC development programs are our most unique and differentiated programs with the highest potential to meaningfully change the lives of cancer patients. To further focus on these programs, efficiently allocate our robust cash balance and strategically manage our pipeline, we have decided to deprioritize our early stage NUV-569 and A2A programs.”

Recent Business Highlights

NUV-422, CDK 2/4/6i: GBM, aBC, mCRPC

•

On track for multiple milestones across tumor types in 2022. Nuvation Bio expects to share data from the Phase 1 dose escalation study of NUV-422 later this year. As supported by these data and following selection of a recommended Phase 2 dose, the Company plans to initiate Phase 2 monotherapy dose expansion cohorts in glioblastoma multiforme (GBM), advanced breast cancer (aBC), and metastatic castration-resistant prostate cancer (mCRPC) to evaluate the safety and efficacy of NUV-422. In addition, the Company is planning to initiate Phase 1b combination studies of NUV-422 plus fulvestrant in aBC and NUV-422 plus enzalutamide in mCRPC to evaluate safety and tolerability and to determine a recommended Phase 2 combination dose. The Company plans to initiate the Phase 2 monotherapy and Phase 1b combination studies before the end of the year.

NUV-868, BD2-Selective BETi: Advanced solid tumors

•

Dosed the first patient in the Phase 1 study of NUV-868. In January 2022, the U.S. Food and Drug Administration (FDA) cleared Nuvation Bio’s Investigational New Drug (IND) application for NUV-868 for the treatment of advanced solid tumors, including ovarian cancer, pancreatic cancer, mCRPC, and triple negative breast cancer (TNBC). The recently initiated Phase 1 study is designed to determine the safety and dose of NUV-868 to be used as a monotherapy and in combination with olaparib or enzalutamide for the Phase 2 and 2b portions of the study.

Drug-Drug Conjugate (DDC) Program: Solid tumors

•	Nuvation Bio is on track to select its first clinical candidate for the DDC program by the end of 2022.

First Quarter 2022 Financial Results

As of March 31, 2022, Nuvation Bio had cash, cash equivalents and marketable securities of $737.7 million.

For the three months ended March 31, 2022, research and development expenses were $20.7 million, compared to $15.9 million for the three months ended March 31, 2021. The increase was primarily due to a $5.4 million increase in third-party costs related to research services and manufacturing to advance our current preclinical programs and Phase 1/2 clinical trial, as well as a $3.1 million increase in personnel-related costs driven by an increase in headcount and stock-based compensation, partially offset by $3.7 million related to the issuance of common stock as consideration for the purchase of in-process research and development in the prior year that did not recur in 2022.

For the three months ended March 31, 2022, general and administrative expenses were $7.5 million, compared to $4.6 million for the three months ended March 31, 2021. The increase was primarily due to a $1.9 million increase in personnel-related costs driven by an increase in headcount and stock-based compensation, a $0.5 million increase in insurance, a $0.4 million increase in legal fees, a $0.3 million increase in professional fees, and a $0.1 million increase in other miscellaneous expenses, partially offset by a $0.4 million decrease in taxes.

For the three months ended March 31, 2022, Nuvation Bio reported a net loss of $21.3 million, or $(0.10) per share. This compares to a net loss of $20.4 million, or $(0.12) per share, for the comparable period in 2021.

About Nuvation Bio

Nuvation Bio is a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. Nuvation Bio’s proprietary portfolio includes mechanistically distinct oncology therapeutic product candidates, each targeting some of the most difficult-to-treat types of cancer. Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York and San Francisco. For more information, please visit www.nuvationbio.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected future clinical trial initiation, data announcements, and clinical candidate selections and the related timing. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to the challenges associated with conducting drug discovery and initiating or conducting clinical trials due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Form 10-Q expected to be filed with the SEC on or about May 9, 2022, under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Nuvation Bio Investor Contact:

ir@nuvationbio.com

Nuvation Bio Media Contact:

Argot Partners

Leo Vartorella

leo@argotpartners.com

NUVATION BIO INC. and Subsidiaries

Condensed Balance Sheets

Unaudited

(In thousands, except share and per share data)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$106,207	$132,423
Prepaid expenses and other current assets	7,841	3,642
Marketable securities	631,496	632,969
Interest receivable on marketable securities	2,493	3,039

Total current assets	748,037	772,073
Property and equipment, net	747	786
Operating lease right-of-use assets	2,600	2,871
Lease security deposit	421	421

Total assets	$751,805	$776,151

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,673	$3,925
Current operating lease liabilities	697	863
Due to broker	3,950	—
Accrued expenses	7,121	12,137

Total current liabilities	21,441	16,925
Warrant liability	4,713	11,037
Non-current operating lease liabilities	2,088	2,192

Total liabilities	28,242	30,154

Stockholders’ equity
Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,060,000,000 (Class A 1,000,000,000, Class B 60,000,000) shares authorized as of March 31, 2022 and December 31, 2021, 218,129,125 (Class A 217,129,125, Class B 1,000,000) and 217,948,568 (Class A 216,948,568, Class B 1,000,000) shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	913,876	909,985
Accumulated deficit	(184,096)	(162,803)
Accumulated other comprehensive income	(6,217)	(1,185)

Total stockholders’ equity	723,563	745,997

Total liabilities and stockholders’ equity	$751,805	$776,151

NUVATION BIO INC. and Subsidiaries

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

For The Three Months Ended March 31,	2022	2021
Operating expenses:
Research and development	$20,729	$15,879
General and administrative	7,463	4,605

Total operating expenses	28,192	20,484

Loss from operations	(28,192)	(20,484)

Other income (expense):
Interest income	958	438
Investment advisory fees	(169)	(108)
Change in fair value of warrant liability	6,324	(293)
Net (loss) gain on marketable securities	(214)	45

Total other income (expense), net	6,899	82

Loss before income taxes	(21,293)	(20,402)

Provision for income taxes	—	—

Net loss	$(21,293)	$(20,402)

Net loss attributable to common stockholders
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.12)

Weighted average common shares outstanding, basic and diluted	213,411	169,659

Comprehensive loss:
Net loss	$(21,293)	$(20,402)
Other comprehensive loss, net of taxes:
Unrealized loss on available-for-sale securities, net	(5,032)	(576)

Comprehensive loss	$(26,325)	$(20,978)